Exhibit 21. Subsidiaries of the Registrant

The Timken Company has no parent company.

The active subsidiaries of the Company (all of which are included in the Consolidated Financial Statements of the Company and its subsidiaries) are as follows:

Name	State or sovereign power under laws of which organized	Percentage of voting securities owned directly or indirectly by Company
	United States
AIPCF V Feeder CTP Belt, LLC	Delaware	100.0%
Bearing Inspection, Inc.	California	100.0%
Beka World LP	Georgia	100.0%
Beka World Management Inc.	Georgia	100.0%
Cone Drive Operations Inc.	Delaware	100.0%
Diamond Chain Company, Inc.	Delaware	100.0%
Diamond Chain China Company Inc.	Delaware	100.0%
Drives Brazil Holdings I, LLC	Delaware	100.0%
Drives Brazil Holdings II, LLC	Delaware	100.0%
Groeneveld Lubrication Solutions Inc.	Ohio	100.0%
Groeneveld USA Holding, Inc.	Ohio	100.0%
Groeneveld USA Inc.	Ohio	100.0%
Lovejoy, LLC	Illinois	100.0%
Lovejoy Curtis, LLC	Illinois	100.0%
MPB Corporation	Delaware	100.0%
PT Tech, LLC	Ohio	100.0%
Rail Bearing Service LLC	Virginia	100.0%
Rollon Corporation	New Jersey	100.0%
S.E. Setco Service Company, LLC	Georgia	50.0%
The Timken Corporation	Ohio	100.0%
Timken Aerospace Drive Systems, LLC	Delaware	100.0%
Timken Communications Company	Ohio	100.0%
Timken Drives LLC	Delaware	100.0%
Timken Gears & Services Inc.	Ohio	100.0%
Timken Holdings LLC	Delaware	100.0%
Timken Industrial Services, LLC	Delaware	100.0%
Timken Mex I LLC	Delaware	100.0%
Timken Mex II LLC	Delaware	100.0%
Timken Motor & Crane Services LLC	Delaware	100.0%
Timken Newco I, LLC	Delaware	100.0%
Timken Newco Corp.	Delaware	100.0%
Timken Receivables Corporation	Delaware	100.0%
Timken Service and Sales, LLC	Ohio	100.0%
Timken SMO LLC	Delaware	100.0%
Timken U.S. Holdings LLC	Delaware	100.0%
Timken US LLC	Delaware	100.0%
Torsion Control Products, Inc.	Michigan	100.0%

	International
Apiary Investments Holdings Limited	United Kingdom	100.0%
Australian Timken Proprietary Limited	Australia	100.0%
Baier & Köppel GmbH & Co. KG	Germany	100.0%
BEKA-Geschäftsführungs GmbH	Germany	100.0%
Beka-Lube GmbH	Austria	100.0%
Beka-Lube N.V.	Belgium	100.0%
Beka-Nederland B.V.	Netherlands	100.0%
Bekalube France S.A.S.	France	100.0%
BEKALUBE IBÉRICA, S.L.U.	Spain	100.0%
Bekalube S.R.L.	Italy	100.0%
BEKAWORLD Singapore Pte. Ltd.	Singapore	100.0%
BEKA Beteiligungs GmbH	Germany	100.0%
BEKA Japan Co., Ltd.	Japan	100.0%
Beka Lube Products Inc.	Canada	100.0%
BEKA Lubrication Systems (Kunshan) Co., Ltd.	China	100.0%
B.I.O. Asset Management GmbH	Germany	100.0%
British Timken Limited	United Kingdom	100.0%
Cone Drive Operations Ltd.	United Kingdom	100.0%
Diamond Chain Technology (Suzhou) Co., Ltd.	China	100.0%
Diamond (Weifang) Power Transmission Co. Ltd.	China	70.0%
Diamond Chain (UK) Limited	United Kingdom	100.0%
Dr. Köppel Vermögensverwaltungs GmbH & Co. KG	Germany	100.0%
Drives Comercio, Importacoes e Exportacoes Ltda.	Brazil	100.0%
Gintec Active Safety Ltd.	Israel	100.0%
Greencat GmbH	Germany	100.0%
Greencat Sp. Z.o.o.	Poland	100.0%
Groeneveld Belgium N.V.	Belgium	100.0%
Groeneveld Comercial e Importadora Ltda.	Brazil	100.0%
Groeneveld Groep B.V.	Netherlands	100.0%
Groeneveld Groep Nederland B.V.	Netherlands	100.0%
Groeneveld ICT Solutions Ltd.	United Kingdom	100.0%
Groeneveld Immobiliare S.r.l.	Italy	100.0%
Groeneveld India Private Limited	India	51.0%
Groeneveld Italia S.r.l.	Italy	100.0%
Groeneveld Latin America Ltda	Brazil	100.0%
Groeneveld Lubrication Solutions GmbH	Germany	100.0%
Groeneveld Lubrication Solutions Inc.	Canada	100.0%
Groeneveld Lubrication Solutions Limited	New Zealand	100.0%
Groeneveld Lubrication Solutions Ltd.	United Kingdom	100.0%
Groeneveld Lubrication Solutions Pty Ltd.	Australia	100.0%
Groeneveld Lubrication Solutions Sarl	France	100.0%
Groeneveld Lubrication Solutions S.r.l.	Italy	100.0%
Groeneveld Polska Sp Z.o.o.	Poland	100.0%
Groeneveld Pte. Ltd.	Singapore	100.0%
Groeneveld s.r.o	Czech Republic	100.0%
Groeneveld Trading (Shanghai) Co. Ltd.	China	100.0%
Groeneveld Transport Efficiency B.V.	Netherlands	100.0%
Groeneveld Transport Efficiency Iberica S.A.	Spain	100.0%
Groeneveld Transport Efficiency International Holding B.V.	Netherlands	100.0%

Groeneveld UK Limited	United Kingdom	100.0%
Interlube UK Limited	United Kingdom	100.0%
Jiangsu TWB Bearings Co., Ltd.	China	100.0%
Jiangyin Huafang New Energy Hi-Tech Equipment Co., Ltd.	China	100.0%
MAW-Maschinenfabrik Wannberg GmbH	Germany	100.0%
R+L Hydraulics, GmbH	Germany	100.0%
Rollon GmbH	Germany	100.0%
Rollon India Pvt. Ltd.	India	100.0%
Rollon S.a.r.l.	France	100.0%
Rollon (Shanghai) Commerce and Trading Co., Ltd.	China	100.0%
Rollon S.p.A.	Italy	100.0%
Rollon (Suzhou) Manufacturing Co., Ltd.	China	100.0%
Rollon Ltd. UK Limited	United Kingdom	100.0%
Timken (Bermuda) L.P.	Bermuda	100.0%
Timken (Canada) Holdings II ULC	Canada	100.0%
Timken (Canada) Holdings III ULC	Canada	100.0%
Timken (Chengdu) Aerospace and Precision Products Co., Ltd.	China	100.0%
Timken (China) Investment Co., Ltd.	China	100.0%
Timken (Gibraltar) 2 Limited	Gibraltar	100.0%
Timken (Gibraltar) Limited	Gibraltar	100.0%
Timken (Hong Kong) Holding Limited	Hong Kong	100.0%
Timken Mex Holdings SARL	Luxembourg	100.0%
Timken (Shanghai) Distribution and Sales Co., Ltd.	China	100.0%
Timken (Wuxi) Bearings Co., Ltd.	China	100.0%
Timken Argentina Sociedad De Responsabilidad Limitada	Argentina	100.0%
Timken Australia Holdings ULC	Canada	100.0%
Timken Bermuda Treasury Ltd	Bermuda	100.0%
Timken Canada GP ULC	Canada	100.0%
Timken Canada LP	Canada	100.0%
Timken Colombia SAS	Columbia	100.0%
Timken De Mexico, S.A. De C.V.	Mexico	100.0%
Timken Do Brasil Comercial Importadora LTDA.	Brazil	100.0%
Timken Engineering and Research - India Private Limited	India	100.0%
Timken Espana, S.L.	Spain	100.0%
Timken Europe B.V.	Netherlands	100.0%
Timken Global Treasury SARL	Luxembourg	100.0%
Timken GmbH	Germany	100.0%
Timken India Limited	India	67.8%
Timken Italia S.r.l.	Italy	100.0%
Timken Italy Holding S.r.l.	Italy	100.0%
Timken Korea Limited Liability Corporation	South Korea	100.0%
Timken Lux Holdings II S.A R.L.	Luxembourg	100.0%
Timken Luxembourg Holdings SARL	Luxembourg	100.0%
Timken Mexico Rodamientios S. de R.L. de C.V.	Mexico	100.0%
Timken Middle East FZE	Dubai	100.0%
Timken Polska SP z.o.o.	Poland	100.0%
Timken PWP SRL	Romania	100.0%
Timken Romania SA	Romania	98.9%
Timken Rulman ve Guc Aktarma Sistemleri Ticaret Limited Sirketi	Turkey	100.0%
Timken-Rus Service Company, ooo	Russia	100.0%

Timken Singapore PTE Ltd.	Singapore	100.0%
Timken South Africa Holdings	South Africa	100.0%
Timken South Africa (PTY) Limited	South Africa	100.0%
Timken UK Limited	United Kingdom	100.0%
Timken UWC LLC	Russia	51.0%
Timken-XEMC (Hunan) Bearings Co., Ltd.	China	80.0%
TUBC Limited	Cyprus	51.0%
TTC Asia Limited	Cayman Islands	100.0%
Yantai Timken Co., Ltd.	China	100.0%
The Company also has a number of inactive subsidiaries that were incorporated for name-holding purposes.